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INDEPENDENT AUDITOR'S CONSENT




To the Board of Directors
NetLive Communications, Inc.


We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated April 28, 1997, on the financial statements of NetLive Communications, Inc. as of March 31, 1997 and for the year then ended and for the period from August 23, 1995 (date of inception) to March 31, 1996, which appear in such Prospectus. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.




GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.
New York, New York

December 19, 1997